Exhibit 32.2

Certification of Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of WillScot Mobile Mini Corp. (the “Company”) hereby certifies, to such officer's knowledge, that:
(i) the quarterly report on Form 10-Q of the Company for the period ended March 31, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 27, 2023

/s/ TIMOTHY D. BOSWELL
Timothy D. Boswell
President and Chief Financial Officer (Principal Financial Officer)